PURECYCLE TECHNOLOGIES SECOND QUARTER 2025 CORPORATE UPDATE

Orlando, Fla. – August 7, 2025 – PureCycle Technologies, Inc. (Nasdaq: PCT), a U.S.-based company revolutionizing plastic recycling, announced today a corporate update for the second quarter ending June 30, 2025.

Management Commentary

PureCycle CEO Dustin Olson commented, “We have begun to implement our growth plans following our successful $300 million capital raise that was executed in June. Our first expansion steps will be with facilities in Thailand and Belgium. Future facilities, beyond the initial lines in Thailand and Belgium, are expected to house a Gen 2 Purification design with a planned capacity of more than 300 million pounds per year. All these projects are currently expected to be online by 2030 and would give us an installed capacity of one billion pounds across the United States, Europe and Asia.”

Olson continued, “On the commercial front, we continue to make progress with trials in the packaging, film and textile spaces for both food and non-food applications. Our team is now in negotiations with several companies and working through the process to bring these opportunities to commercialization. We continue to see interest in our PureFive™ resin and are still confident we will achieve increased sales in the second half of 2025 that should position us well for 2026.”

Commercial Update

PureCycle’s compounding and trial successes continued during the second quarter of 2025. Through the Company’s various customer interactions, PureCycle is developing a wide-ranging portfolio of PureFive Choice™ resin grades. This includes one-pellet solutions for food-grade film, injection molded and thermoformed applications.

PureCycle has delivered these PureFive Choice™ resin grades to various converters for trials. The resin has been successfully molded into storage totes, coffee lids, dairy containers, pens and a variety of other polypropylene packaging applications. PureCycle is now in post-trial negotiations for more than 15 applications with numerous converters or brand owners.

The Company previously announced a partnership with Emerald Carpets to drive circularity in the trade show industry. Emerald signed its commercial supply agreement for approximately 5 million pounds of PureFive™ resin over the next 12 months. The PureFive Choice™ resin will be blended into Emerald Carpets’ existing fiber production and allow for trade shows around the world to use carpets made with recycled content.

PureCycle also made progress on the use of PureFive™ resin in biaxially-oriented polypropylene (BOPP) film. The PureFive Choice™ resin grade for film passed an industrial trial for a leading provider of tapes and films. Work has also continued with Germany-based Brückner Maschinenbau GmbH, the world’s leading supplier of production lines for manufacturing a wide range of stretched films. A larger-scale trial with Brückner is scheduled for later this month and, if successful, should provide PureCycle with thousands of meters worth of samples to share with brand owners. BOPP film has a wide range of end-use applications, including food packaging for snacks, candy and baked goods.

PureCycle has continued to advance through the extensive qualification process with Procter & Gamble (P&G) for a variety of applications. Scaled production tests of the spout and dose caps for select bottles of P&G products are scheduled for September. Products with PureFive™ resin are planned to be in production by the end of 2025 and in stores in early 2026.

Operations Update

PureCycle produced 3.4 million pounds of resin in the second quarter of 2025. The Company took a short, planned outage in early June to update and improve certain areas of the Ironton Facility. The plant returned to operations on June 9, and the facility has been running consistently since then. PureCycle continues to assess the upper limits of the Ironton Facility and successfully completed a rate test at 14,000 pounds per hour on August 1.

To meet expected demand and better streamline its processes, PureCycle will add compounding operations to the Ironton, Ohio purification facility. The Company has begun efforts to install a new twin-screw extruder with multiple feeders to bring approximately 100 million pounds of annual compounding capacity to the site. This will enable the blending of specific resins for key customer applications, including film, thermoforming and thin-wall injection molding applications. The move is expected to eliminate approximately $4 million of annualized third-party costs currently associated with producing the Company’s PureFive Choice™ resin. It should also further reduce the carbon footprint of PureCycle’s overall supply chain. The integration of compounding to the Ironton Facility should be completed late in the fourth quarter of this year.

PureCycle Financial Update

During the second quarter of 2025, PureCycle recognized revenue of approximately $1.7 million.

In the second quarter of 2025, PureCycle sold a total of $11.9 million of certain Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A to a number of qualified institutional buyers. Gross proceeds from the sale of revenue bonds were approximately $10.5 million.

In June 2025, PureCycle raised $300 million from the issuance of Series B convertible perpetual preferred stock with a series of new and existing investors.

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PureCycle Contact

Christian Bruey

cbruey@purecycle.com

Investor Relations Contact

Eric DeNatale

edenatale@purecycle.com

About PureCycle Technologies

PureCycle Technologies LLC. (“PCT”), a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented dissolution recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as #5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from #5 plastic waste resulting in our PureFive™ resin that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the continued execution of PureCycle’s business plan, the expected results of tests and trials, the expected timing of commercial sales, and planned future updates. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally relate to future events or PureCycle’s future financial or operating performance and may refer to projections and forecasts. Forward-looking statements are often identified by future or conditional words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions), but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of PureCycle’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in each of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and PureCycle’s Quarterly Reports on Form 10-Q for various quarterly periods, those discussed and identified in other public filings made with the Securities and Exchange Commission by PureCycle and the following: PCT's ability to obtain funding for its operations and future growth and to continue as a going concern; PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s PureFive™ resin in food grade applications (including in the United States, Europe, Asia and other future international locations); PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the PureFive™ resin and PCT’s facilities (including in the United States, Europe, Asia and other future international locations); expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives, which could be impacted by significant changes to tariffs on foreign imports; the ability of PCT’s first commercial-scale recycling facility in Lawrence County, Ohio, the Ironton Facility, to be appropriately certified by Leidos, following certain performance and other tests, and commence full-scale commercial operations in a timely and cost-effective manner, or at all; PCT’s ability to meet, and to continue to meet, the requirements imposed upon it and its subsidiaries by the funding for its operations, including the funding for the Ironton Facility; PCT’s ability to minimize or eliminate the many hazards and operational risks at its manufacturing facilities that can result in potential injury to individuals, disrupt its business (including interruptions or disruptions in operations at its facilities), and subject PCT to liability and increased costs; PCT’s ability to complete the necessary funding with respect to, and complete the construction of its new polypropylene recycling facility in Thailand, its first commercial-scale European plant located in Antwerp, Belgium, and the multi-line purification facility to be built in Augusta, Georgia in a timely and cost-effective manner; PCT's ability to execute its growth plan to bring an additional one billion pounds of installed polypropylene recycling capability online before 2030, including its ability to meet related construction, regulatory, and financing requirements; PCT’s ability to procure, sort and process polypropylene plastic waste at its planned plastic waste prep facilities; PCT’s ability to maintain exclusivity under The Procter

& Gamble Company license; the implementation, market acceptance and success of PCT’s business model and growth strategy; the success or profitability of PCT’s offtake arrangements; the potential impact of economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts (such as tariffs); changes in the prices and availability of materials (such as steel and other materials needed for the construction of future PreP and purification facilities), including those changes caused by inflation, tariffs and supply chain conditions, such as increased transportation costs, and our ability to obtain such materials in a timely and cost-effective manner; the ability to source feedstock with a high polypropylene content at a reasonable cost; PCT’s future capital requirements and sources and uses of cash; developments and projections relating to PCT’s competitors and industry; the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action and putative class action cases; geopolitical risk and changes in applicable laws or regulations; the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including interest rates, availability of capital, economic cycles, and other macro-economic impacts; turnover in employees and increases in employee-related costs; changes in the prices and availability of labor (including labor shortages); any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine and the conflict in the Middle East); the potential impact of climate change on PCT, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms; and operational risk.

PCT undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.